UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 Carriage Street, Guin, AL		35570
(Address of principal executive offices)		(Zip code)

(205) 468-8400

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 18, 2016, Mr. Joel Stephen Logan, II resigned as the Chief Operating Officer and Vice President of Deer Valley Corporation, the President of Deer Valley Homebuilders, Inc., the Vice President of Deer Valley Home Repair Services, Inc., and as Vice President of Deer Valley Financial Corp. Mr. Logan’s resignation was effective as of the end of the term of his employment agreement and was not the result of a dispute or disagreement between Deer Valley Corporation and Mr. Logan. Mr. Logan will continue as a member of the Board of Directors of Deer Valley Corporation, Deer Valley Homebuilders, Inc., Deer Valley Home Repair Services, Inc. and Deer Valley Financial Corp.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ John S. Lawler
Name:	John Steven Lawler
Title:	Chief Financial Officer and Secretary
Dated:	January 21, 2016